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EXHIBIT 99.1

                                  PRESS RELEASE

January 30, 2001 - The shareholders of Constellation 3D, Inc., a Florida corporation ("C3D"), approved the Agreement and Plan of Merger between C3D and Constellation 3D, Inc., a Delaware corporation, by a majority of the votes cast in person or by proxy at the annual shareholders meeting held today, on January 30, 2001. The merger of C3D into Constellation 3D, Inc., which will effect a reincorporation of C3D into Delaware, will only become effective upon the filing of appropriate documents with the Florida and Delaware Departments of State.

At the annual shareholders meeting C3D generally discussed the status of strategic alliances it proposes to consummate with various joint development partners. C3D is hopeful that it may effectuate one or more of such alliances by the end of its second fiscal quarter. No assurance can be given that any alliance will be effectuated within the time frames discussed by C3D.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from expected results.

THE U.S. SECURITIES AND EXCHANGE COMMISSION AND THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. HAVE NOT REVIEWED AND DO NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

For additional information please contact Michael Goldberg, Constellation 3D, Inc., at (954) 568-3007.